Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Schedule 13D, dated February 19, 2021, with respect to the Common Shares of Metromile, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 19th day of February, 2021.

Dated: February 19 , 2021	HUDSON STRUCTURED CAPITAL MANAGEMENT LTD.

By:  /s/ Michael Millette
Name: Michael Millette
Title:  Managing Partner

HSCM F1 MASTER FUND LTD.

By:  /s/ Michael Millette
Name: Michael Millette
Title:  Managing Partner

HSCM BERMUDA FUND LTD.

By:  /s/ Michael Millette
Name: Michael Millette
Title:  Managing Partner

HS SANTANONI LP

By:  /s/ Michael Millette
Name: Michael Millette
Title:  Managing Partner

/s/ Michael Millette
MICHAEL MILLETTE

/s/ Vikas Singhal
VIKAS SINGHAL